UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Global Partner Acquisition Corp II

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7 Rye Ridge Plaza, Suite 350 Rye Brook, NY	10573
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A ordinary share, $.0001 par value, and one-sixth of one redeemable warrant	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-251558

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, Class A ordinary shares and redeemable warrants to purchase Class A ordinary shares of Global Partner Acquisition Corp II (the “Company”). The description of the units, Class A ordinary shares and redeemable warrants contained in the section entitled “Description of securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-251558), initially filed with the Securities and Exchange Commission on December 21, 2020, and was amended on December 31, 2020 and January 7, 2021 (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed, including any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed, because no other securities of the registrant are registered on the Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLOBAL PARTNER ACQUISITION CORP II

By:	/s/ Paul J. Zepf
	Name:	Paul J. Zepf
	Title:	Chief Executive Officer

Dated: January 11, 2021

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